Exhibit (q2)
                                POWER OF ATTORNEY

     The undersigned, hereby constitutes and appoints Craig Giunta, my true and lawful attorney, with full power to him to sign for me, and in my name and in any and all capacities, any and all amendments, including post-effective amendments, to the Registration Statement on Form N-1A of JULIUS BAER INVESTMENT FUNDS and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue hereof.


                  WITNESS my hand on the date set forth below.


Signature                       Title                      Date
---------                       -----                      ----


/s/ Robert J. McGuire           Trustee                    July 10, 2006
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Robert J. McGuire